UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2016

PUNTO GROUP, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-200529	61-1744826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2609 Monte Cresta Drive Belmont, CA	94002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 370-1300

1810 E. Sahara Ave., Office 216
Las Vegas, NV 89104

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), by and among Andrei Kriukov (the “Seller”) and Lei Wang (the “Purchaser”), on January 6, 2016, the Seller sold 4,000,000 shares of common stock, par value $0.001 per share, of Punto Group, Corp. (the “Company”) to the Purchaser in consideration for $255,000 in cash from the personal funds of the Purchaser (the “Transaction”); provided, however, that if the Company is not listed on the OTCQB Market operated by OTC Markets Group, Inc. or any successor to such market within ninety (90) days of the date of the closing of the Transaction, $7,500 shall be refunded by the Seller to the Purchaser. Following consummation of the Transaction, the Purchaser holds 75.61% of the voting securities of the Company, based on 5,290,000 shares outstanding as of the date hereof. The Transaction has resulted in a change in control of the Company from the Seller to the Purchaser.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on October 22, 2015, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Andrei Kriukov, the sole officer and director of the Company, resigned (i) from all of his officer positions with the Company, including Chief Executive Officer, President, Secretary, Treasurer and Chief Financial Officer, effective immediately upon the consummation of the Transaction and (ii) from his position as director of the Company, effective ten (10) days following the date on which the Company files a Schedule 14F-1 (the “Schedule 14F-1”) with the Securities and Exchange Commission (the “SEC”), and the mailing of same to the holders of record of the Company, in connection with the Transaction.

Lei Wang has been appointed as the Chief Executive Officer and Chief Financial Officer of the Company, effective immediately upon the consummation of the Transaction. In addition, Mr. Wang has been appointed as the sole director of the Company, effective ten (10) days following the date on which the Company files the Schedule 14F-1.

Since October 2015, Mr. Wang has served as General Manager of TOGOTO Science & Technology Co. In addition, since February 2013, he has served as General Manager of Hangzhou Cixiaotang Science & Technology Co. Ltd., a medical device company based in China. From July 2006 to December 2010, Mr. Wang served as the Chief Operating Officer, Greater China Area, of Hong Kong Progressive Technologies Limited, a company based in China that went public in Singapore through a reverse merger in August 2009. From January 1997 to October 2004, he served in various capacities for Beijing Dayin Pharmaceutical Co., a company based in China that specializes in the R&D, production and sales of children’s food and medicine, which was acquired by Hutchison Whampoa Limited, a public company listed on the Hong Kong stock exchange. From January 1995 to December 1996, Mr. Wang served as City Manager of Beijing Green World Nutrition Health Products Co., Ltd., a company based in China that specializes in researching, developing and producing nutritional and health weight-losing food. From August 1991 to December 1994, he worked at a “Grade A Class 3” Hospital in Beijing. In 1991, Mr. Wang received a bachelor’s degree in preventive medicine from Harbin Medical University.

Mr. Wang is not currently compensated for serving in any of his positions as an officer or director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016

Punto Group, Corp.

By:	/s/ Lei Wang
Name: Lei Wang Title: Chief Executive Officer and Chief Financial Officer

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